 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 6, 2009

GREEN DRAGON WOOD PRODUCTS, INC.
(Exact name of small business issuer as specified in its charter)

Florida	000-53379	26-1133266
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1914, 19th Floor, Miramar Tower
132 Nathan Road
Tsimshatsui
Hong Kong
 (Address of Principal Executive Office) (Zip Code)

(852) 2482-5168
(Issuer’s telephone number, including area code)

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Previous independent registered public accounting firm

On February 6, 2009, Green Dragon Wood Products, Inc. (the “Company”) notified Madsen & Associates CPA’s Inc. (“Madsen & Associates”) that it was being terminated as the Company’s independent registered public accounting firm. The decision to dismiss Madsen & Associates as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on February 6, 2009.

During the Company’s two most recent fiscal years and through the date of this report on Form 8-K, Madsen & Associates did not issue any reports on the Company’s financial statements that contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Engagement Period, the Company did not have any disagreements with Madsen & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Madsen & Associates’ satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

During the two year period ended March 31, 2008, and through the date of this report on Form 8-K, Madsen & Associates did not advise the Company that any of the events listed in Item 304 (a)(1)(v) had occurred or should occur.

The Company has provided Madsen & Associates with a copy of the disclosures in this Form 8-K prior to the filing of these disclosures and has requested that Madsen & Associates furnish a letter addressed to the Securities and Exchange Commission stating whether or not Madsen & Associates agrees with the statements made herein above and, if not, stating in which respects Madsen & Associates does not agree. The requested letter is attached as Exhibit 16.1 to this Form 8-K.

New independent registered public accounting firm

On February 6, 2009, the Company’s Board of Directors approved the engagement of Zhong Yi (Hong Kong) C.P.A. Company Limited (“Zhong Yi”), effective February 6, 2009, as its independent registered public accounting firm for the Company’s fiscal year ending March 31, 2009 and for the period ending September 30, 2009.

During the two year period ended March 31, 2008, and through the date of this report on Form 8-K,  the Company has not consulted with Zhong Yi regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter or event that was the subject of disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

The Company has provided to Zhong Yi a copy of the disclosure required by this Item 4.01, and has provided Zhong Yi the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the Company’s statements made in response to this Item. Zhong Yi has declined to furnish the Company with such a letter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from Madsen & Associates CPA’s Inc. dated February 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Dragon Wood Products, Inc.

Dated: February 10, 2009	By:	/s/ Kwok Leung Lee
Name: Kwok Leung Lee
Title: Chief Executive Officer